UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2014

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On February 11, 2014, Netlist, Inc. (the “Company”) completed its previously announced registered firm commitment underwritten public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).  In the Offering, the Company issued and sold to Craig-Hallum Capital Group LLC (the “Underwriter”) 8,680,775 shares of Common Stock pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of February 6, 2014, by and between the Company and the Underwriter, at a price of $1.2115 per share, including 1,132,275 shares resulting from the Underwriter’s exercise in full of its option to purchase additional shares of Common Stock to cover over-allotments.  The price per share to the public in the offering was $1.30 per share.  The Company estimates net proceeds from the Offering to be approximately $10.2 million, after deducting underwriting discounts and commissions and estimated offering expenses.

As previously reported, on August 15, 2013, the Company received a notice from the Nasdaq Stock Market LLC (“NASDAQ”), indicating that the Company no longer complies with the requirements of NASDAQ Marketplace Rule 5450(b)(1)(A) for continued listing on the NASDAQ Global Market.  Such rule requires that the Company maintain minimum stockholders’ equity of $10 million (the “Stockholders’ Equity Rule”).  As reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 29, 2013, the Company’s stockholders’ equity was approximately $8.5 million.  As explained in the notice, the Company was required to provide a plan to regain compliance with NASDAQ Global Market listing requirements by September 30, 2013.

Following the Company’s submission to NASDAQ, NASDAQ granted the Company an extension to December 31, 2013 to regain compliance with the Stockholders’ Equity Rule, which NASDAQ subsequently extended to February 11, 2014.  Such subsequent extension was contingent in part on consummation of an offering on or prior to February 11, 2014 resulting in an increase in the Company’s stockholders’ equity to above the $10 million required to demonstrate compliance with the Stockholders’ Equity Rule.

As of the date of this Current Report, the Company believes it has regained compliance with the Stockholders’ Equity Rule based upon the completion of the Offering.  NASDAQ will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Rule and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may be subject to delisting from the NASDAQ Global Market. In such event, the Company would evaluate various actions to pursue, including a request to transfer to the NASDAQ Capital Market.

On February 11, 2014, the Company issued a press release announcing the completion of the Offering.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Netlist, Inc., dated February 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Dated: February 11, 2014	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Netlist, Inc., dated February 11, 2014